Exhibit 99.2

NeuroOne Medical Technologies Corporation Announces Pricing of Public Offering of Common Stock

EDEN PRAIRIE, MN., October 13, 2021 – NeuroOne Medical Technologies Corporation (Nasdaq: NMTC) (the “Company”), a medical technology company focused on improving surgical care options and outcomes for patients suffering from neurological disorders, today announced the pricing of an underwritten registered public offering of 3,750,000 shares of its common stock at a price of $3.20 per share.

All of the shares of common stock to be sold in the offering will be sold by the Company. In addition, the Company has granted the underwriter a 30-day option to purchase up to an additional 562,500 shares of its common stock at the public offering price less the underwriting discount.

The gross proceeds to the Company from this offering, before deducting underwriting discounts and commissions and offering expenses, but excluding any exercise of the underwriters’ option to purchase additional shares, are expected to be approximately $12.0 million. The offering is scheduled to close on or about October 15, 2021, subject to customary closing conditions.

The Company intends to use the net proceeds from this proposed offering for working capital and other general corporate purposes.

Craig-Hallum Capital Group is acting as the sole managing underwriter and A.G.P./Alliance Global Partners is acting as the financial advisor for the offering.

The shares will be issued pursuant to a shelf registration statement on Form S-3 (File No. 333-256830) that was declared effective by the U.S. Securities and Exchange Commission (“SEC”), on June 14, 2021. A preliminary prospectus supplement and accompanying prospectus relating to the proposed offering was filed with the SEC and is available on the SEC’s website at www.sec.gov or by contacting Craig-Hallum Capital Group LLC, 222 South Ninth Street, Suite 350, Minneapolis, MN 55402, Attn: Equity Capital Markets, telephone: 612-334-6300 or by email at prospectus@chlm.com.

This press release does not and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. Any offer, if at all, will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.

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About NeuroOne

NeuroOne Medical Technologies Corporation is a developmental stage company committed to providing minimally invasive and hi-definition solutions for EEG recording, brain stimulation and ablation solutions for patients suffering from epilepsy, Parkinson’s disease, dystonia, essential tremors, chronic pain due to failed back surgeries and other related neurological disorders that may improve patient outcomes and reduce procedural costs. For more information, visit https://www.n1mtc.com .

Forward Looking Statements

This press release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Except for statements of historical fact, any information contained in this presentation may be a forward–looking statement that reflects the Company’s current views about future events and are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. In some cases, you can identify forward–looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “target,” “seek,” “contemplate,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. Forward–looking statements include statements related to the proposed offering and expected use of proceeds. Although the Company believes that we have a reasonable basis for each forward-looking statement, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain. Our actual future results may be materially different from what we expect due to factors largely outside our control, including risks and uncertainties related to market and other conditions, the satisfaction of customary closing conditions related to the proposed public offering, the impact of general economic, industry or political conditions in the United States or internationally and those described under the heading “Risk Factors” in our filings with the Securities and Exchange Commission. These forward–looking statements speak only as of the date of this press release and the Company undertakes no obligation to revise or update any forward–looking statements for any reason, even if new information becomes available in the future.

Contact Information

James Carbonara
Hayden IR
(646)-755-7412
james@haydenir.com